UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2007

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On July 20, 2007, all of Cabot Corporation's outstanding shares of Series B ESOP Convertible Preferred Stock, par value $1.00 per share, were converted into shares of Cabot common stock, par value $1.00 per share. On the conversion date, an aggregate of 32,095.384 shares of Series B Preferred Stock were outstanding. Pursuant to the terms of the Certificate of Designations of the Series B Preferred Stock, each share of Series B Preferred Stock was convertible into 146.3782 shares of Cabot common stock. Accordingly, an aggregate of 4,698,064.538 shares of Cabot common stock were issued upon conversion of the outstanding shares of Series B Preferred Stock.

All of the shares of Series B Preferred Stock had been issued to the trustee of the Employee Stock Ownership Plan portion of the Cabot Retirement Savings Plan (the "RSP"), a defined contribution plan for employees based in the United States. Under the terms of the RSP, participants have received contributions in the form of shares of Series B Preferred Stock each quarter based upon a formula set forth in the RSP. Following the conversion, participants will receive future contributions in the form of shares of Cabot common stock.

Because the shares of common stock were issued to the existing holder of the Series B Preferred Stock exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange, the shares of common stock issued upon conversion of the shares of Series B Preferred Stock were exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

July 24, 2007	By:	Brian A. Berube

Name: Brian A. Berube
Title: Vice President and General Counsel